EXHIBIT 10.4

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Exchange Agreement”), is dated as of May __, 2015, by and between Conexus Cattle Corp., a Nevada corporation (the “Company”), and Southridge Partners II LP (“SRPII”).

WHEREAS, the Company and SRPII are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 3(a)(9), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the consulting agreement dated January 15, 2015 between the parties be cancelled (“Consulting Agreement”), and that the Company issue to SRPII two hundred forty two (242) shares of the Company’s Series G 8% Convertible Preferred Stock (“Preferred Stock”) having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A hereto, convertible into shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”), together with an Additional Investment Right granting SRPII the right to purchase additional shares of Preferred Stock(“Purchase Price”) in exchange for SRPII’s surrender to the Company of a series of promissory notes (“Surrendered Notes”) issued to and held by SRPII (the “Exchange”). The Preferred Stock and shares of Common Stock issuable upon conversion of the Preferred Stock (the “Conversion Shares”) are collectively referred to herein as the “Securities”.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and SRPII hereby agree as follows:

1.1 Exchange. On the Closing Date, the Consulting Agreement shall be cancelled and SRPII shall exchange the Surrendered Notes identified on Schedule 1 in return for two hundred forty two (242) shares of Preferred Stock issued by the Company.

1.2 Closing. The “Closing Date” shall be the date that the Preferred Stock and Surrendered Notes are delivered to the respective parties. Subject to the satisfaction or waiver of the terms and conditions of this Exchange Agreement, on the Closing Date, SRPII shall purchase and the Company shall sell to SRPII the Preferred Stock and AIR.

1.3 Additional Investment Right. (“AIR”) For value received, SRPII is hereby granted the right to voluntarily purchase, upon the terms and conditions hereinafter set forth, at any time on or after the date hereof (the “INITIAL EXERCISE DATE”) and on or prior to the close of business twenty four (24) months after the date hereof (“EXPIRATION DATE”) with respect to up to $750,000.00 of Stated Value of additional shares of Series C Convertible Preferred Stock. SRPII may exercise the purchase right represented by this AIR in whole or in part at any time or times on or after the Initial Exercise Date and on or before the Expiration Date by (i) delivering to the Company of a duly executed facsimile copy of the Notice of Exercise Form, and (ii) upon receipt of the purchased Preferred Stock by SRPII, the payment to the Company of the stated value per share (“Purchase Price”) for the Preferred Stock. If exercised in part, SRPII may continue to exercise the balance of this AIR at any time until the earlier of (i) this AIR has been exercised in whole; or (ii) the Expiration Date. Upon payment for the Preferred Stock, SRPII will receive a legal opinion in form reasonably acceptable SRPII and such other representations and certificates reasonably requested by SRPII.

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2. SRPII Representations and Warranties. SRPII for itself only, hereby represents and Surrendered Notes to and agrees with the Company that:

(a) Organization and Standing of SRPII. SRPII is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. SRPII has the requisite power and authority to enter into and perform this Exchange Agreement and to purchase the Securities. The execution, delivery and performance of this Exchange Agreement by SRPII and the consummation by SRPII of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of SRPII or its Board of Directors or stockholders, if applicable, is required. This Exchange Agreement has been or will be duly authorized and executed and when delivered by SRPII will constitute valid and binding obligations of SRPII, enforceable against SRPII in accordance with the terms thereof.

(c) No Conflicts. The execution, delivery and performance of this Exchange Agreement and the consummation by SRPII of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of SRPII’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which SRPII is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to SRPII or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on SRPII). SRPII is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Exchange Agreement nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, SRPII is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Information on SRPII. SRPII is, and will be at the time of the conversion of the Preferred Stock an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable SRPII to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. SRPII has the authority and is duly and legally qualified to purchase and own the Securities. SRPII is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. SRPII agrees to provide the Company with such information reasonably required from time to time for the Company to comply with the Company’s regulatory filing requirements.

(e) Compliance with Securities Act. SRPII understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of SRPII contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Subject to compliance with applicable securities laws, SRPII may enter into lawful hedging transactions in the course of hedging the position they assume and SRPII may also enter into lawful short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities. The immediately preceding sentence does not affect, mitigate or impair any of SRPII’s representations, warranties and agreements of this Section 2.

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(f) Conversion Shares Legend. The Securities shall bear the following or similar legend:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

(g) Restricted Securities. SRPII understands that the Securities have not been registered under the 1933 Act and SRPII will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Exchange Agreement, SRPII may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Exchange Agreement. For the purposes of this Exchange Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each Subsidiary of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

3. Company Representations and Warranties. The Company represents to and agrees with SRPII that:

(a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Exchange Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Exchange Agreement, “Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.

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(b) Authority; Enforceability. This Exchange Agreement and the Preferred Stock and any other agreements delivered or required to be delivered together with or pursuant to this Exchange Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and Subsidiaries, as the case may be, and are valid and binding agreements of the Company and Subsidiaries, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company and Subsidiaries, as the case may be, have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(c) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the OTC Bulletin Board (the “Bulletin Board”) or the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities. The Transaction Documents and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s Board of Directors. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Exchange Agreement, except as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(d) Dilution. The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Preferred Stock and the issuance of the Conversion Shares upon conversion of the Preferred Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

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4. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Conexus Cattle Corp. Attn: Conrad Huss President, and (ii) if to SRPII, to: the address and fax number indicated on the Signature page hereto.

(b) Entire Agreement; Assignment. This Exchange Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor SRPII has relied on any representations not contained or referred to in this Exchange Agreement and the documents delivered herewith. The rights and obligations of each party may be assigned by given written notice of such assignment to the other party.

(c) Counterparts/Execution. This Exchange Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Exchange Agreement may be executed by facsimile signature and delivered by electronic transmission.

(d) Law Governing this Exchange Agreement. This Exchange Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms. A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period. Any action brought by either party against the other concerning the transactions contemplated by this Exchange Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Exchange Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Exchange Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Exchange Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Exchange Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Exchange Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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(e) Specific Enforcement, Consent to Jurisdiction. The Company and SRPII acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Exchange Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Exchange Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 4(d) hereof, the Company and SRPII hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f) Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(g) Captions: Certain Definitions. The captions of the various sections and paragraphs of this Exchange Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Exchange Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Exchange Agreement.

(h) Severability. In the event that any term or provision of this Exchange Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Exchange Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Exchange Agreement.

(i) Maximum Liability. In no event shall the liability of SRPII or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by SRPII or successor upon the sale of Conversion Shares.

[SIGNATURE PAGE TO FOLLOW]

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SIGNATURE PAGE TO EXCHANGE AGREEMENT

Please acknowledge your acceptance of the foregoing Exchange Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between the parties

Conexus Cattle Corp. a Nevada corporation

Dated: May __, 2015	By:
Name:
Title:

Southridge Partners II LP a Delaware limited partnership

By:
Name:
Title:

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SCHEDULE 1

Name	Issuance Date	Current Principal

Southridge Partners II LP	11/01/2012	$20,000.00

Southridge Partners II LP	12/01/2012	$20,000.00

Southridge Partners II LP	01/01/2014	$20,000.00

Southridge Partners II LP	02/01/2014	$20,000.00

Southridge Partners II LP	03/01/2014	$20,000.00

Southridge Partners II LP	04/01/2014	$25,478.00

Southridge Partners II LP	05/13/2014	$25,000.00

Southridge Partners II LP	01/15/2015	$10,000.00

Southridge Partners II LP	02/01/2015	$20,000.00

Southridge Partners II LP	03/01/2015	$20,000.00

Southridge Partners II LP	04/01/2015	$20,000.00

Southridge Partners II LP	05/01/2015	$20,000.00

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EXHIBIT A

SERIES G PREFERRED STOCK

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